EXHIBIT 3.1

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
MERISEL, INC.
______________________________________________________________________________
PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
______________________________________________________________________________

Merisel, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable that Article VIII of the Corporation’s Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) be amended and restated in its entirety to read as follows:

“VIII.

Section 1. Election of Directors. Except as otherwise provided pursuant to the provisions of this Restated Certificate of Incorporation relating to the rights, if any, of holders of Preferred Stock then outstanding, the number of directors of the Corporation shall be determined from time to time in the manner described in the Bylaws. The directors, other than those who may be elected by the holders of Preferred Stock pursuant to this Restated Certificate of Incorporation, shall be elected by the holders of the then outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class, and shall hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified. Directors of the Corporation serving on January 9, 2006 shall hold office until the next succeeding annual meeting of stockholders and until their successors shall have been elected and qualified, notwithstanding that such directors may have previously been elected for a term that extended beyond the date of such annual meeting of stockholders. No director need be a stockholder.

Section 2. Removal of Directors. Subject to the rights, if any, of holders of Preferred Stock then outstanding as specified in this Restated Certificate of Incorporation, any director or the entire Board of Directors may be removed from office at any time with or without cause, by the vote of the holders of a majority of the then outstanding shares of capital stock of the corporation entitled to vote in the election of directors.

SECOND: That thereafter, pursuant to resolution of the Board of Directors of the Corporation, an annual meeting of stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares required by statute were voted in favor of the amendment.

THIRD: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Merisel, Inc. has caused this Certificate of Amendment to be fully executed in its corporate name the 9th day of January, 2006.

MERISEL, INC.

By:	/s/ Allyson Vanderford
Allyson Vanderford
Title: Chief Financial Officer

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
MERISEL, INC.

PURSUANT TO SECTION 242 OF THE GENERAL
CORPORATION LAW OF THE STATE OF DELAWARE

Merisel, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Pursuant to a Unanimous Written Consent dated September 10, 2004, resolutions were adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting said amendment for consideration before the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the first paragraph of Article IV of the Corporation’s Restated Certificate of Incorporation be amended to read in its entirety as set forth below:

“The Corporation is authorized to issue a total of 31,000,000 shares of stock which shall be divided into two classes of shares designated as “Common Stock” and “Preferred Stock”. The number of shares of Common Stock authorized to be issued is 30,000,000 with a par value of $.01 per share, and the number of shares of Preferred Stock authorized to be issued is 1,000,000 with a par value of $.01 per share.”

SECOND: That thereafter, pursuant to resolution of the Corporation’s Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares required by statute were voted in favor of the amendment.

THIRD: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEROF, Merisel, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name the 27th day of October, 2004.

MERISEL, INC.

By:	/s/ Timothy Jenson
Timothy Jenson
Title: Chief Executive Officer and President

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
MERISEL, INC.

Pursuant to Sections 222 and 242 of the
General Corporation Law of the State of Delaware

Merisel, Inc., a Delaware corporation (the “Corporation). DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable that Article IV of the Corporation’s Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“IV

The corporation is authorized to issue at total of 151,000,000 shares of stock which shall be divided into two classes of shares designated “Common Stock” and Preferred Stock,” respectively. The number of shares of Common Stock authorized to be issued is 150,000,000 shares with a par value of $.01 per share and the number of shares of Preferred Stock authorized to be issued is 1,000,000 shares with a par value of $.01 per share.

At the time this amendment becomes effective, and without further action on the part of the Corporation or its stockholders, each ten shares of Common Stock, par value $.01 per share, then issued and outstanding shall be changed and reclassified into one fully paid and nonassessable share of Common Stock, par value $.01 per share. The capital account of the Corporation shall not be increased or decreased by such change and reclassification. To reflect the said change and reclassification, each certificate representing shares of Common Stock, par value $.01 per share, therefore issued and outstanding, shall represent one-tenth the number of shares of Common Stock with a par value of $.01 per share, issued and outstanding after such change and reclassification; and the holder of record of each ten shares of Common Stock with a par value of $.01 per share will have or be entitled a certificate representing one share of Common Stock with par value $.01 per share of the kind authorized by the Charter Amendment. All fractional shares resulting from the Reverse Stock Split shall be aggregated and sold or purchased by the Corporation, with the proceeds to be distributed to the holders in proportion to the amount of fractional shares of Common Stock, par value $.01 per share, such holders would otherwise be entitled to receive.

The Board of Directors (the “Board”) is authorized to determine the number of series into which shares of Preferred Stock may be divided, and the Board is authorized to determine the rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series thereof, to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock or the holders thereof, to fix the number of shares constituting any series prior to the issue of shares of that series, and to increase or decrease, within the limits stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series (but not below the number of shares of such series than outstanding), the number of shares of any such series subsequent to the issues of shares of that series.”

SECOND: That pursuant to a resolution of the Board, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

THIRD: That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The effective time of this amendment shall be 5:00pm Eastern Standard Time on the date hereof.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its corporate name this 13th day of February, 2001.

MERISEL, INC.

By:	/s/ Timothy Jenson
Timothy Jenson
Title: Executive Vice President and Chief Financial Officer

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
MERISEL, INC.

PURSUANT TO SECTION 242 OF THE GENERAL
CORPORATION LAW OF THE STATE OF DELAWARE

Merisel, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: The first paragraph of Article IV of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“The corporation is authorized to issue a total of 151,000,000 shares of stock which shall be divided into two classes of shares designated “Common Stock” and “Preferred Stock,” respectively. The number of shares of Common Stock authorized to be issued is 150,000,000 shares with a par value of $.01 per share, and the number of shares of Preferred stock authorized to be issued is 1,000,000 shares with a par value of $.01 per share.

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Merisel, Inc. has caused this Certificate of Amendment to be duly executed in its corporation name this 19th day of December, 1997.

MERISEL, INC.

By:	/s/ Dwight Steffensen
Dwight Steffensen
Title: Chairman of the Board

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
MICROAMERICA, INC.
INTO
MERISEL, INC.
(PURSUANT TO SECTION 253 OF THE GENERAL
CORPORATION LAW OF DELAWARE)

Merisel, Inc., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Microamerica, Inc., a Delaware corporation.

THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 31st day of January 1991, determined to merge into itself Microamerica, Inc. on the conditions set forth in such resolutions.

RESOLVED, that the Corporation merge into itself its subsidiary, Microamerica, Inc. and assume all of said subsidiary’s liabilities and obligations; and

RESOLVED FURTHER, that the Co-Chairman and the Assistant Secretary of the Corporation be, and they hereby are, directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge Microamerica, Inc. into the Corporation and to assume said subsidiary’s liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of New Castle County.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed and this Certificate to be signed by Robert S. Leff, its Co-Chairman, and James L. Brill, its Assistant Secretary, this 31st day of January, 1991.

MERISEL, INC.

By:	/s/ Robert S. Leff
Robert S. Leff
Title: Co-Chairman

ATTEST:
/s/ James Brill
James Brill
Title: Assistant Secretary

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
SOFTSEL COMPUTER PRODUCTS, INC.

Softsel Computer Products, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendments to the Restated Certificate of Incorporation of the Corporation:

RESOLVED, that Article I of the Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

“I

The name of the Corporation is Merisel, Inc.”

RESOLVED FURTHER, that the Restated Certificate of Incorporation of the Corporation shall be amended by adding thereto a new Article VIII which shall read as follows:

“VIII

Section 1. Classification of Board of Directors. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits with the term of office of one class expiring each year. At the annual meeting of stockholders in 1990 directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors hall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

Section 2. Removal for Cause. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Restated Certificate of Incorporation or the Bylaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of Section 2 of this Article shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

Section 3. Amendment or Repeal. The provisions set forth in this Article VIII may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 67 percent of the outstanding shares of Common Stock of this corporation, subject to the provisions of any series of Preferred Stock which may at the time be outstanding.”

RESOLVED FURTHER, that the Restated Certificate of Incorporation of the Corporation shall be amended by adding thereto a new Article IX which shall read as follows:

“IX

Any action required or permitted to be taken by the stockholders of the Company must be effected at the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by a consent in writing by any such holders. This Article IX may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 67 percent of the outstanding shares of Common Stock of this corporation, subject to the provisions of any series of Preferred Stock which may at the time be outstanding.”

SECOND: That Pursuant to a resolution of the Board, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Softsel Computer Products, inc. has caused this certificate to be signed by James L. Brill, its Senior Vice President, Finance, and David S. Wagman, its Secretary, this 21st day of August, 1990.

Softsel Computer Products, Inc.
a Delaware corporation
By:	/s/ James L. Brill
James L. Brill
Title: Senior Vice Prseident, Finance

ATTEST:
/s/ David S. Wagman
David S. Wagman
Title: Secretary

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
SOFTSEL COMPUTER PRODUCTS, INC.

Softsel Computer Products, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendments to the Restated Certificate of Incorporation of the Corporation:

RESOLVED, that Article IV of the Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

“IV

The corporation is authorized to issue a total of 51,000,000 shares of stock which shall be divided into two classes of shares designated “Common Stock” and “Preferred Stock,” respectively. The number of shares of Common Stock authorized to be issued is 50,000,000 shares with a par value of $.01 per share, and the number of shares of Preferred Stock authorized to be issued is 1,000,000 shares with a par value of $.01 per share.

The Board of Directors (the “Board”) is authorized to determine the number of series into which shares of Preferred Stock may be divided, and the Board is authorized to determine the rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series thereof or any holders thereof, to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock or the holders thereof, to fix the number of shares constituting any series prior to the issue of shares of that series, and to increase or decrease, within the limits stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series (but not below the number of shares of such series then outstanding), the number of shares of any such series subsequent to the issue of shares of that series.”

RESOLVED FURTHER, that a new Article V be added to the Restated Certificate of Incorporation of the Corporation to read as follows and all subsequent Articles of the Resated Certificate of Incorporation of the Corporation be automatically renumbered (including the number of any Articles referred to therein) to reflect the addition of the new Article V.

“V

The Board shall have the power to amend the Bylaws of the corporation.”
SECOND: That pursuant to a resolution of the Board, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Softsel Computer Products, Inc. has caused this certificate to be signed by James L. Brill, its Senior Vice President, Finance and David S. Wagman, its Secretary, this 27th day of March, 1990.

Softsel Computer Products, Inc.,
a Delaware corporation
By:	/s/ James L. Brill
James L. Brill
Title: Senior Vice President, Finance

ATTEST:
/s/ David S. Wagman
David S. Wagman
Title: Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “corporation”) is

Softsel Computer Products, Inc.

2.	The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

3.
The registered agent of the corporation within the State of Delaware is hereby changed to the Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.	The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on October 12, 1988

	By:	/s/ Michael D. Pickett
Michael D. Pickett
Title: President

ATTEST
/s/ David S. Wagman
David S. Wagman
Title: Secretary

AGREEMENT OF MERGER

This AGREEMENT OF MERGER (“Agreement”), dated as of August 3, 1988, is entered into by and between Softsel Computer Products, Inc., a California corporation (“Softsel California”) and Softsel Computer Products, Inc, a Delaware corporation (“Softsel Delaware”). Softsel California and Softsel Delaware are hereinafter sometimes collectively referred to as the “Constituent Corporations.”

WITNESSETH:

A. Softsel California is a corporation duly organized and existing under the laws of the State of California;

B. Softsel Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

C. On the date of this Agreement, Softsel California has authority to issue 55,000,000 shares of capital stock, consisting of 50,000,000 shares of Common Stock, no par value (“California Common Stock”), of which 9,711,214 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, no par value, of which 755,000 shares are designated Series A Preferred Stock (“California Series A Stock”) and 980,000 shares are designated Series B Preferred Stock (“California Series B Stock”); none of such shares of California Series A Stock and California Series B Stock are presently outstanding. No rights, preferences or privileges have been established for the remaining 3,265,000 shares of the Preferred Stock of Softsel California.

D. On the date of the Agreement, Softsel Delaware has authority to issue 100 shares of capital stock, consisting of 100 shares of common stock, $.01 par value, all of which are issued and outstanding and owned by Softsel California. Immediately prior to the Effective Time (as defined below) Softsel Delaware will file a Restated Certificate of Incorporation, pursuant to which Softsel Delaware will have authority to issue 21,000,000 shares of capital stock, consisting of 20,000,000 shares of Common Stock, $.01 par value (“Delaware Common Stock”), and 1,000,000 shares of Preferred Stock, $.01 par value. No rights, preference or privileges will be established in such Restated Certificate for the remaining 1,000,000 shares of the Preferred Stock of Softsel Delaware.

E. The respective Boards of Directors of Softsel California and Softsel Delaware have determined that it is advisable and in the best interests of each of such corporations that Softsel California merge with and into Softsel Delaware upon the terms and subject to the conditions set forth in this Agreement for the purpose of effecting the change of the state of incorporation of Softsel California from California to Delaware;

F. The respective Boards of Directors of Softsel California and Softsel Delaware have, by resolutions duly adopted, approved this Agreement;

G. Softsel California has approved this Agreement as the sole stockholder of Softsel Delaware; and

H. The Board of Directors of Softsel California has directed that this Agreement be submitted to its shareholders for their consent.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Softsel California and Softsel Delaware hereby agree as follows:

1. Merger. Softsel California shall be merged with and into Softsel Delaware (the “Merger”), and Softsel Delaware shall be the surviving corporation (hereinafter sometimes referred to as “the Surviving Corporation”). The Merger shall become effective upon the date and at the time of filing of an appropriate certificate of merger, providing for the Merger, with the Secretary of State of the State of California or an appropriate certificate of merger, providing for the Merger, with the Secretary of State of the State of Delaware, whichever later occurs (the “Effective Time”).

2. Governing Documents. The Restated Certificate of Softsel Delaware, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation. The bylaws of Softsel Delaware, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof, of the Certificate of Incorporation of the Surviving Corporation and applicable laws.

3. Succession. At the Effective Time, the separate corporate existence of Softsel California shall cease, and Softsel Delaware shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; all property, rights privileges, powers and franchises, and all and every other interest shall thereafter be the property of the Surviving Corporation as they were the property of the respective Constituent Corporations; and the title to any real estate vested, by deed or otherwise, in either of such Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of Softsel California shall be preserved unimpaired. To the extent permitted by law, any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger has not taken place. All debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Softsel California, its stockholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, approvals and authorizations of the Surviving Corporation and shall be as effective in binding thereon as the same are with respect to Softsel California. The employees and agents of Softsel California shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of Softsel California. The requirements of any plans or agreement of Softsel California involving the issuance or purchase by Softsel California of certain shares of its capital stock shall be satisfied by the issuance or purchase or purchase of a like number of shares of the Surviving Corporation.
4. Directors and Officers. The Directors and officers of Softsel California at the Effective Time shall be and become Directors and officers, holding the same titles and positions, of the Surviving Corporation on the Effective Time, and after the Effective Time shall serve in accordance with the bylaws of the Surviving Corporation.

5. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Softsel California such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Softsel California, and otherwise to carry out the purposes of this Agreement, and the officers an directors of the Surviving Corporation are fully authorized in the name and on behalf of Softsel California or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

6. Conversion of Shares. At the Effective time, by virtue of the Merger and without any action on the part of the holders thereof:

(a) the 100 shares of Delaware Common Stock presently issued and outstanding in the name of Softsel California shall be cancelled and retired and resume the status of authorized and unissued shares of Delaware Common Stock, and no shares of Delaware Common Stock or other securities of Softsel Delaware shall be issued in respect thereof; and

(b) each share of California Common Stock outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and nonassessable shares of Delaware Common Stock.

7. Conditions to Merger. The Merger shall have received the requisite of approval of the holders of California Common Stock and the approval of Softsel California, as sole shareholder of Softsel Delaware, pursuant to the General Corporation Law of the State of California and the General Corporation Law of the State of Delaware.

8. Stock Certificates. At and after the Effective time, all of the outstanding certificates which, immediately prior to the Effective time, represented shares of California Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, shares of Delaware Common Stock. The registered owner on the books and records of the Surviving Corporation or its transfer agents of any such outstanding stock certificates shall, until such certificates shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agents, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Delaware Common Stock, evidenced by such outstanding certificates as above provided.

9. Options. Each option to purchase shares of California Common Stock granted under the 1983 Stock Option Plan and 1983 Incentive Stock Option Plan of Softsel California (collectively, the “Plans”) or otherwise which is outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase the same number of shares of Delaware Common Stock at the same option price per share, and upon the same terms and subject to the same conditions as set forth in the Plans, as in effect at the Effective Time. The same number of shares of Delaware Common Stock shall be reserved for purposes of said Plans as is equal to the number shares of California Common Stock so reserved as of the Effective Time. As of the Effective Time, Softsel Delaware herby assumes the Plans and all obligations of Softsel California under the Plans, including the outstanding options or portions thereof granted pursuant to the Plans.

10. Other Employee Benefit Plans. As of the Effective Time, Softsel Delaware hereby assumes all obligations under any and all employee benefit plans of Softsel California in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

11. Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however that no such amendment, modification or supplement not adopted and approved by the shareholders of Softsel California and Softsel Delaware shall affect the rights of any such shareholders in a manner which is materially adverse to any of them.

12. Abandonment. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of Softsel California, notwithstanding approval of this Agreement by the stockholder of Softsel Delaware or by the stockholders of Softsel California, or both, if in the opinion of the Board of Directors of Softsel California, circumstances arise which, in the opinion of such Board of Directors, make the Merger for any reason inadvisable.

13. Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

IN WITNESS WHEREOF, Softsel California Delaware have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

SOFTSEL COMPUTER PRODUCTS, INC.,
a California corporation
By:	/s/ Michael D. Pickett
Michael D. Pickett
Title: President

ATTEST:
/s/ David S. Wagman
David S. Wagman
Title: Secretary

SOFTSEL COMPUTER PRODUCTS, INC.,
a Delaware corporation
By:	/s/ Michael D. Pickett
Michael D. Pickett
Title: President

ATTEST:
/s/ David S. Wagman
David S. Wagman
Title: Secretary

CERTIFICATE OF THE SECRETARY OF
SOFTSEL COMPUTER PRODUCTS, INC.,
a California corporation

I, David S. Wagman, the Secretary of Softsel Computer Products, Inc., a California corporation, hereby certify that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the Corporation by the President and Secretary under the corporate seal of said Corporation, was duly approved and adopted by the shareholders of said Softsel Computer Products, inc., a California corporation, pursuant to a Written Consent of Shareholders dated as of August 3, 1988 executed by the holders of the majority of the outstanding shares of stock entitled to vote thereon.

WITNESS my hand and the seal of said Softsel Computer Products, Inc., a California corporation, this 3rd day of August 1988.

By:	/s/ David S. Wagman
David S. Wagman
Title: Secretary

(SEAL)

CERTIFICATE OF THE SECRETARY OF
SOFTSEL COMPUTER PRODUCTS, INC.,
a Delaware corporation

I, David S. Wagman, the Secretary of Softsel Computer Products, Inc., a Delaware corporation, hereby certify that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the Corporation by the President and Secretary under the corporate seal of said Corporation, was duly approved and adopted by the shareholders of said Softsel Computer Products, inc., a Delaware corporation, pursuant to a Written Consent of Stockholders dated as of August 3, 1988 executed by the holders of the majority of the outstanding shares of stock entitled to vote thereon.

WITNESS my hand and the seal of said Softsel Computer Products, Inc., a Delaware corporation, this 3rd day of August 1988.

By:	/s/ David S. Wagman
David S. Wagman
Title: Secretary

(SEAL)

RESTATED

CERTIFICATE OF INCORPORATION

OF SOFTSEL COMPUTER PRODUCTS, INC.

ROBERT LEFF and DAVID WAGMAN certify that:

1. They are the Co-Chairman of the Board and Secretary, respectively of Softsel Computer Products, Inc., a Delaware corporation.\

2. The original Certificate of Incorporation of Softsel Computer Products, Inc. was filed with the Secretary of State of the State of Delaware on July 29, 1987.

3. The following Restated Certificate of Incorporation has been duly approved by board of directors and the stockholders of Softsel Computer Products, Inc. in accordance with Sections 242(b) and 245 of Delaware General Corporation Law. The total number of outstanding shares of this corporation is 100. The number of shares voting in favor of such Restated Certificate of Corporation equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

4. The Certificate of Incorporation of this corporation is amended in its entirety to read as follows:

I

The name of the corporation is Softsel Computer Products, Inc.

II

The registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the corporation’s registered agent at such address is The Corporation Trust Company.

III

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

IV

The corporation is authorized to issue a total of 21,000,000 shares of stock which shall be divided into two classes of shares designated “Common Stock” and “Preferred Stock,” respectively. The number of shares of Common Stock authorized to be issued is 20,000,000 shares with a par value of $.01 per share, and the number of shares of Preferred Stock authorized to be issued is 1,000,000 shares with a par value of $.01 per Share.

The Board (as defined below) is authorized to determine the number of series into which shares of Preferred Stock may be divided, and the Board is authorized to determine the rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series thereof or any holders thereof, to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock or the holders thereof, to fix the number of shares constituting any series prior to the issue of shares of that series, and to increase or decrease, within the limits stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series (but not below the number of shares of such series then outstanding), the number of shares of any such series subsequent to the issue of shares of that series.

V

A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction fro which the director derived an improper benefit. No amendment to or repeal of this Article V shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

VI

Section 1. Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent , may be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The indemnification set forth in this Article VI shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan), in advance of the final disposition of a proceeding, such payment shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise. Such expenses incurred by other employees and agents of the Company may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the or she shall be indemnified by the Company against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 2. Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 3. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification fro such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 4. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.”

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth herein are true and correct of our own knowledge.

Dated: August 3, 1988	By:	/s/ Robert Leff
Robert Leff
Title: Co-Chairman of the Board

ATTEST:
/s/ David S. Wagman
David S. Wagman
Title: Secretary